Exhibit 99.1

PROGENICS PHARMACEUTICALS, INC.

SUPPLEMENT TO PROXY STATEMENT
FOR 2011 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 8, 2011

This Supplement revises Progenics’ April 26, 2011 Proxy Statement previously furnished to stockholders in connection with our upcoming 2011 Annual Meeting of Stockholders.  The purpose of this Supplement is to revise Proposal 4 – the proposal to increase the authorized common stock under the Company’s charter -- to change the size of that proposed increase from 140 million to 40 million shares.  Approval of Proposal 4 as revised will result in the total number of common shares which Progenics has authority to issue increasing from its current 40 million to 80 million.  Because Progenics also has authorized 20 million shares of preferred stock (none of which is issued and outstanding), such approval will also result in the total number of shares of all classes of stock which the Company has authority to issue increasing from 60 million to 100 million.  The form of proposed Amended and Restated Certificate of Incorporation, included as Appendix A to the Proxy Statement, will also be revised accordingly.

This revision is being made by Progenics to conform the proposed charter amendment to guidelines established for such proposals by Institutional Shareholder Services (ISS), an independent non-governmental body and an advocate for good corporate compensation and other practices, and has been made after communication with ISS.  In accordance with its practice, ISS issued a proxy analysis and vote recommendation against Proposal 4 on May 18, 2011, after public release of Progenics’ proxy material.  While Progenics’ Board believes that the increase originally proposed was a prudent one, it also recognizes that such a determination is necessarily subjective, and believes that having stockholders approve a meaningful increase in the Company’s authorized common shares is more important to the Company’s well-being than achieving a particular number.  Because many stockholders follow ISS recommendations as a matter of policy or choice, our Board has unanimously approved a revised amendment, conforming to ISS’ guidelines, and resolved to submit it for approval by stockholders.

ISS has informed us that this revision addresses their concerns with Proposal 4 as originally proposed.  ISS does not, however, guarantee a vote recommendation or recommendation change prior to the release of an analysis or an alert.  Our Board deems the adoption of the amendment of the Company’s Restated Certificate of Incorporation as so revised to be in the Company’s and stockholders’ best interest and recommends a vote FOR revised Proposal 4.

This Supplement should be read in conjunction with the Company’s April 26, 2011 Proxy Statement, which in all respects other than this revision remains as described therein. If you have already voted your shares and do not wish to change your vote on Proposal 4, no further action is necessary. You do not need to submit a new proxy card unless you wish to change your vote on Proposal 4. All validly executed proxy cards or votes cast via the Internet or telephone at any time (either prior to or after the date hereof) indicating a vote for or against Proposal 4 will be deemed to constitute a vote for or against approval of Proposal 4 as revised and described in this Supplement. If you have already voted your shares and you wish to change your vote on any matter, you may revoke your proxy before it is voted at the Annual Meeting by filing with our Corporate Secretary a written revocation, submitting a new, proper proxy via the Internet or telephone after the date of the proxy, or attending the Meeting and voting in person.  For your convenience, another proxy card is being mailed to all stockholders of record with this Supplement. All stockholders who have not yet voted or who wish to change their vote on Proposal 4 are urged to return the enclosed proxy card or otherwise vote their shares in the manner described above as soon as possible.

Our proxy materials are primarily available to stockholders on the Internet, as permitted by rules of the U.S. Securities and Exchange Commission. On or about April 26, 2011, we mailed to stockholders a Notice of Internet Availability of Proxy Materials that contains instructions on how to access the proxy materials online and how to request a printed or email copy. If you would like to receive a printed or email copy of those materials, including this Supplement, please follow those instructions. We are first making available this Supplement on or about May 26, 2011 at www.proxyvote.com. To view any or all of these documents, enter the 12-digit control number which appears on your Notice. Proxy materials and other SEC filings are also available on the Internet at our website, www.progenics.com, and on the SEC’s EDGAR system, at www.sec.gov.

Shares of common stock represented by unrevoked proxies will be voted in accordance with the choice or instructions specified on the Proxy. It is the intention of the persons named in the Proxy, unless otherwise specifically instructed in the Proxy, to vote all proxies received by them as set forth in the Proxy Statement, including FOR approval of the amendment of the Company’s Restated Certificate of Incorporation as revised herein.

May 26, 2011